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                                                                    EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of SangStat Medical Corporation on Form S-3 of our report dated January 29, 1997 included in the Annual Report on Form 10-K of SangStat Medical Corporation for the year ended December 31, 1996, and our report dated January 29, 1997 appearing in the Prospectus, which is a part of Amendment No. 3 to Registration Statement No. 333-20301 of SangStat Medical Corporation. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

                                         /s/  Deloitte & Touche LLP
                                        ----------------------------
                                          DELOITTE & TOUCHE LLP

San Jose, California
March 13, 1997